Exhibit 10.31

CONTRAT DE TRAVAIL
(ci-après, le « Contrat »)

ENTRE

Coty SAS, société par actions simplifiée au capital de 22.905.465 €, dont le siège social est situé 14, rue du 4 septembre 75002 Paris (France), immatriculée au RCS de Paris sous le numéro 394 710 552, représentée par Monsieur Géraud-Marie Lacassagne, en sa qualité de Président.

Ci-après dénommée la « Société »

ET

Monsieur Edgar Huber, né le 21 janvier 1962, de nationalité autrichienne, résidant #### ######### ##### #######, ## #####, Etats-Unis et dont le numéro de sécurité sociale est #############-##.

Ci-après dénommé le «Salarié».

La Société et le Salarié étant ci-après dénommés collectivement les «Parties» et individuellement une «Partie».

Préambule

La Société est une filiale directe ou indirecte de Coty Inc. («Coty»), dont le siège social est situé 2 Park Avenue, New York, NY 10016 (Etats-Unis).

Les Parties ont convenu et arrêté ce qui suit :

ARTICLE 1-     Poste, Fonctions

1.1 Au plus tard à compter du 2 novembre 2015 (la « Date d’Effet ») la Société engage le Salarié en qualité de Transformation Leader Groupe V, coefficient 880, conformément aux dispositions prévues par la législation en vigueur et par la convention collective des industries chimiques (ci-après dénommée la «Convention Collective»).

Le salarié sera nommé Vice-Président Exécutif et Président, Coty Fragrances à la conclusion de la transaction entre Procter & Gamble et Coty concernant la cession de certaines activités de Procter & Gamble à Coty. Il deviendra, à cette date, membre du Comité Exécutif de Coty.

1.2 Les Parties reconnaissent expressément qu’il pourra également être demandé au Salarié d’effectuer, occasionnellement, certaines tâches spécifiques dans le cadre

EMPLOYMENT AGREEMENT
(hereinafter, the “Agreement”)

BETWEEN

Coty SAS, a French Simplified Joint Stock company with a share capital of €22,905,465, whose head offices is located at 14, rue du 4 septembre 75002 Paris (France), incorporated with the Paris Commercial and Companies Registry under number 394 710 552, represented by Mr. Géraud-Marie Lacassagne, in his capacity as President.

Hereinafter, the “Company”

AND

Mr. Edgar Huber, born on 21 January 1962, an Austrian citizen, residing at #### ######### ##### #######, ## #####, United States of America whose social security number is #############-##.
Hereinafter: the “Employee”.

The Company and the Employee being collectively referred to as the “Parties”, and individually as a “Party”.

Preamble

The Company is a direct or indirect subsidiary of Coty Inc., ("Coty"), which has its head offices at 2 Park Avenue, New York, NY 10016 (USA).

Now therefore the Parties agreed the following:

ARTICLE 1- Employment, Description of Scope

1.
No later than November 2, 2015 (the “Effective Date”) the Employee will be employed as Transformation Leader corresponding to a status of ‘Top Executive’ (cadre dirigeant), Group V, coefficient 880, pursuant to French law and the provisions of the Collective Bargaining Agreement for the Chemical Industries (hereinafter referred to as the “Collective Bargaining Agreement”).

Subject to the closing of the transaction between Procter & Gamble and Coty regarding the cession of certain beauty businesses by Procter & Gamble to Coty, the Employee shall be appointed as Designate Executive Vice President, Coty and President of Coty Fragrances, and as a member of Coty Executive Committee.

1.2 The Parties expressly agree that the Employee may also be requested, from time to time, to carry out special tasks in the framework of the operations of Coty, which will not affect his position as Transformation Leader, which will remain prevalent to any other tasks he may have.

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des activités de Coty, ce qui n’affectera pas son rôle de
Transformation Leader au sein de la Société, qui restera prédominant.

1.3 Le Contrat est conclu pour une durée indéterminée. Le Salarié confirme qu’il n’est lié par aucune clause de non-concurrence ou autre accord l’empêchant de conclure le présent Contrat.

1.4 Les parties reconnaissent que le Contrat est assorti d’une période d’essai de trois mois conformément aux dispositions prévues par la législation en vigueur et par la Convention Collective.

1.5 Le Salarié s'engage à passer la visite médicale d'embauche à laquelle il sera convoqué, le Contrat étant conclu sous réserve que le Salarié soit alors déclaré apte pour l'emploi proposé.

1.6 Le cas échéant, les statuts de la Société pourront prévoir les conditions dans lesquelles le Salarié serait habilité à représenter la Société. La Société se réserve le droit de confier des missions de représentation à d’autres personnes que le Salarié. Le Salarié devra se conformer aux instructions qui lui seront données par la direction et par son supérieur opérationnel.

Le Salarié coordonnera ses activités avec les services, départements et sociétés appropriés de Coty, ainsi que son supérieur opérationnel le lui indiquera. Il pourra également être demandé au Salarié de rendre compte à des membres de Coty en plus des supérieurs hiérarchiques habituels de la Société.

Si des instructions données au niveau de la Société et au niveau de Coty sont en contradiction, le Salarié contactera l’échelon suivant le plus élevé au sein de Coty afin que le problème soit résolu.

Toutes les questions personnelles liées au Salarié seront exclusivement traitées par la Société qui en assurera une coordination interne avec Coty.

1.7 Le Salarié exercera principalement ses fonctions depuis le siège social de la Société actuellement situés 14 rue du 4 septembre, 75002 Paris. Toutefois, les Parties conviennent expressément qu’il pourra être demandé au Salarié d’effectuer de très fréquents déplacements en France ou à l’étranger et que le lieu de travail du Salarié pourra être modifié, selon les besoins de la Société.

ARTICLE 2 - Responsabilités supplémentaires, mandats sociaux

2.1.    La Société pourra demander au Salarié d’assumer des responsabilités supplémentaires, par exemple exercer un mandat social au sein des conseils d’administration des sociétés du groupe Coty. Le Salarié s’engage à accepter ces éventuelles responsabilités supplémentaires sans rémunération additionnelle, à l’exception de la rémunération minimale qui pourrait être requise en application de la législation locale. Le Salarié

1.3 This Agreement is an indefinite term employment contract. The Employee confirms that he is not bound by any non-competition restrictions or other understanding preventing the Employee from entering into this Agreement.

1.4 The Parties expressly agree that this Agreement provides for a three months trial period pursuant to French law and the provisions of the Collective Bargaining Agreement.

1.5 The Employee agrees to have a taking-on medical examination for which the Employee shall be convened, and this Agreement is subject to the condition that the Employee be declared fit for the offered position.

1.6 If the case arises, the Employee's authority to represent the Company may be governed by the by-laws of the Company. The Company retains the right to appoint other representatives in addition to the Employee. The Employee will also receive specific directions given to the Employee by the Company's Board and by the Employee's business leader.

The Employee will coordinate his activities with the appropriate divisions, departments and companies within Coty, as designated by his operational business leader. The Employee may also be directed to report to members of Coty in addition to normal reporting lines existing within the Company.

If there are conflicting instructions at Company and Coty level, the Employee will contact the next higher level within Coty in order to have the conflict resolved.

All personal matters with respect to the Employee are exclusively handled by the Company which will coordinate internally with Coty.

1.7 The Employee will mainly carry out his duties at the Company’s registered office currently located at 14, rue du 4 septembre 75002 Paris. However, the Parties expressly agree that the Employee may be required to travel extensively in France or abroad and that the Employee may be required to relocate in accordance with the Company’s needs.

ARTICLE 2- Additional Responsibilities, Directorships

2.1. The Employee may, however, be requested by the Company to take additional responsibilities such as directorships on the Boards of companies of the Coty group. The Employee agrees to accept such additional responsibilities without additional compensation except for nominal compensation as may be required under local laws. In any event, the Employee will benefit from an insurance policy covering his professional liability which might be incurred by these additional responsibilities. These additional responsibilities, however, will not affect nor after his

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bénéficiera en tout état de cause d’une police d’assurance couvrant la responsabilité civile professionnelle qui pourrait résulter de ces responsabilités supplémentaires. Celles-ci n’auront en tout état de cause aucun effet ni ne modifieront les fonctions du Salarié au sein de la Société, telles que visées à l’article 1 ci-dessus, qui prévaudront.

2.2.    Coty pourra, sans aucune obligation, proposer au Salarié d’occuper un mandat social au sein de l’une ou de plusieurs sociétés du groupe Coty, ou proposer, ou encourager le Salarié à accepter une mission de représentation au sein d’une organisation extérieure telle qu’une organisation professionnelle. Dans ce cas, le Salarié représentera les intérêts de Coty au sein de cette société ou organisation en plus de ses obligations en vertu du Contrat. Ces responsabilités supplémentaires n’auront en tout état de cause aucun effet ni ne modifieront les fonctions du Salarié au sein de la Société, telles que visées à l’article 1 ci-dessus, qui prévaudront. Si un conflit naissait entre les obligations du Salarié envers la Société et ses responsabilités supplémentaires, le Salarié en informera Coty en conséquence.

Dans le cadre de l’exécution d’un mandat social, de fonctions de représentation, le Salarié rendra compte à Coty ou à toute personne que Coty désignerait à cet effet.

2.3          L’exercice par le Salarié d’éventuels mandats sociaux, et/ou responsabilités supplémentaires étant étroitement lié à l’existence d’un emploi salarié avec le groupe Coty, la rupture du Contrat entraînera de plein droit la cessation immédiate de ces éventuels mandats, ou responsabilités supplémentaires. Le Salarié accepte donc par les présentes de démissionner, sans délai et sans aucun droit de rétention, de tous les mandats sociaux, ou de toutes responsabilités supplémentaires (telles que visées aux paragraphes précédents), à la demande de la Société et/ou de Coty et en tout état de cause immédiatement à la rupture du Contrat, sauf stipulation expresse contraire. Toute action d’une société du groupe Coty, de la Société et/ou de Coty qui serait détenue par le Salarié sera immédiatement transférée à la demande de la Société et/ou de Coty et, en tout état de cause, à la rupture du Contrat.

2.4 Le Salarié consacrera toutes ses heures de travail et tous ses efforts à l’activité de la Société et ne pourra, pendant toute la durée du Contrat, sans l’accord préalable et écrit de la Société et/ou de Coty:
(i) occuper tout poste ou toute fonction en dehors de la Société et du groupe Coty, que ce poste ou cette fonction soient rémunérés ou non ; ou
(ii) directement ou indirectement, se livrer à ou diriger toute autre activité qui pourrait être contraire aux intérêts ou qui pourrait nuire aux obligations du Salarié envers la Société ou à ses responsabilités au sein de Coty ou qui pourrait nuire à leur réputation ou à leurs activités.

ARTICLE 3-     Rémunération et Durée du Travail

3.1 En qualité de Président Coty Prestige, le Salarié aura le statut de cadre dirigeant au sens des dispositions de l’article position in the Company as set in article 1 above, which is prevalent.

2.2. Coty may, without an obligation to do so, offer the Employee to take over a directorship in one or more companies of the Coty group or offer or encourage the Employee to accept a position in an outside organization such as an industrial association. In such case, the Employee will represent the interests of Coty within that company or organization in addition to his obligations under the Agreement. Those additional responsibilities, however, will not affect or alter his position in the Company, as set in article 1 above, which is prevalent. Should a conflict arise between the Employee's obligations to the Company and his other directorship(s) the Employee will advise Coty accordingly.

In performing his duties as a director or representative, the Employee will report to Coty or such person as Coty may direct.

2.3. In consideration for the close link which would exist between the potential directorships and/or additional responsibilities with the salaried employment relationship within the Coty group, the termination of the Agreement will automatically entail the immediate termination of all directorships and/or additional responsibilities. Therefore, the Employee hereby agrees to resign, without delay and without right of retention, from all directorships or other offices (as outlined in the preceding paragraph) whenever so directed by the Company and/or Coty and immediately so upon termination of Employee's work duties for the Company unless expressly provided otherwise in writing. Any shares in the affiliates of the Company or Coty held by the Employee, at Coty's or the Company's direction shall be transferred immediately, whenever and as the Company or Coty directs and upon termination of the Agreement.

2.4 The Employee shall devote all of his working hours and efforts to the Company’s business and shall not, during the Agreement, without the prior written approval of the Company and Coty Chief Executive Officer :
(i) Hold any employment or business position outside the Company and the Coty group, irrespective of whether any remuneration is paid; or
(ii) Directly or indirectly engage in any other business activity or otherwise conduct activities which may conflict with or may have a detrimental effect on the Employee’s obligations to or work for the Company or for Coty, or which may adversely affect their reputation or business.

ARTICLE 3- Compensation and working time

3.1 As President Coty Prestige, the Employee will have the status of Top Executive in conformance with the provisions of article L. 3111-2 of the Labor Code and hold a top position in the Company hierarchy, testified by the level of his compensation and full ability

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 L.3111-2 du Code du travail et se verra attribuer à ce titre des responsabilités et une rémunération parmi les plus élevées de la Société, et disposera de toute latitude pour l’organisation de ses horaires tout en restant placé sous la subordination de la direction de la Société, à qui il rendra compte régulièrement.

En qualité de cadre dirigeant, le Salarié reconnait expressément qu’il est exclu de la législation sur la durée du travail.

En conséquence, la rémunération telle que stipulée ci-dessous à l’article 3.2, sera entendue comme étant forfaitaire et indépendante du temps que le Salarié consacrera à l’exercice de ses fonctions.

3.2.    Le Salarié percevra, à compter de la Date d’Effet, une rémunération annuelle brute de 588.500 € (cinq cent quatre-vingt-huit mille cinq cent Euro). La rémunération du Salarié lui sera versée en douze versements égaux sous réserve de la déduction des charges sociales applicables.

La rémunération annuelle brute sera révisée à intervalles annuels réguliers.

Exceptionnellement, le Salarié bénéficiera d'une prime brute de 300 000 euros (trios cent mille euros) qui sera remboursée en totalité par le Salarié s'il décide de quitter l'entreprise dans les deux premieres annees de son contrat.

3.3 L’exercice de toute responsabilité supplémentaire au sein du groupe Coty, par exemple l’exercice de tout mandat social au sein de toute société du groupe Coty et/ou de la Société, n’entraînera le versement d’aucune rémunération additionnelle, la rémunération correspondant aux fonctions confiées au Salarié au titre du Contrat incluant d’ores et déjà l’éventuel exercice de telles responsabilités, compte tenu du niveau hiérarchique occupé par le Salarié.

3.4.    En outre, le Salarié sera éligible au Plan Annuel de Performance de Coty (Annual Performance Plan - «APP») dont le Bonus Cible serait équivalent à 70% de la rémunération annuelle brute de base et du montant brut annuel de la prime d’expatriation brute du Salarié. Des informations complémentaires concernant l’APP seront communiquées par documents séparés.

Le Salarié participera à l’APP ainsi que précisé dans les éléments visés ci-dessus. Le Salarié comprend que l’APP pourra être révisé, modifié et résilié par Coty, à sa seule discrétion et à tout moment. Le Salarié n’aura acquis aucun droit ou ne devra s’attendre à aucun droit à des avantages qui sont modifiés ou supprimés conformément à l’APP, et le montant, le calcul et la proportion de ce bonus ne seront pas garantis par Coty ou toute autre entité de Coty, sauf stipulations expresses de l’APP.

Pour déterminer le bonus auquel le Salarié pourrait être éligible, le cas échéant, en vertu du Plan de Performance, il sera notamment procédé à l’analyse des résultats de la Société ainsi que d’autres entités de Coty, le cas échéant, tel que mentionné dans le Plan de Performance.

to organize his work hours, while remaining subordinated to the Company’s legal representative to which he will regularly report to.

As a Top Executive, the Employee expressly acknowledges that he is excluded from the scope of application of the legislation on workweek length.

As a consequence, the compensation stated under article 3.2 below will be considered as global and independent from the actual duration of work of the Employee.

3.2. As from the Effective Date, the Employee shall receive a annual gross salary of € 588’500 (five hundred eighty eight thousand and five hundred Euros). The Employee’s salary shall be payable in twelve equal installments subject to the deduction of social security charges, as applicable.

The gross annual salary shall be reviewed in regular annual intervals.

On an exceptional basis, the Employee will benefit of a one-off allownace of 300 000 euros gross (Three hundred thousand euros) that will have to be fully reimbursed by the Employee if he leaves the Company in the first 2 years of his employment within the Company.

3.3 The remuneration of any other special assignment within the Coty Group, for example, serving as a member of the board of directors of any group company including the Company shall not give rise to any additional compensation, the compensation served to the Employee corresponding the functions entrusted with the Employee as defined by the Agreement will be deemed to be already inclusive of such additional responsibilities, given the hierarchical level of the Employee.

3.4. In addition, the Employee shall be part of the Coty Annual Performance Plan - ("APP"), with a Target Award at 70 % of Employee's basic gross annual salary and of the yearly gross amount of the expatriation allowance. Details of the APP shall be communicated in separate documents.

The Employee shall participate in the Coty APP as outlined therein. The Employee understands that the Coty APP is subject to review, amendment and termination by Coty in its sole discretion at any time. The Employee shall have no vested right or expectancy to benefits which are modified or deleted in accordance with the APP, and the amount, calculation and proportion of his award is not guaranteed by Coty or any entity of Coty, except as provided in the APP.

In determining the Employee's award, if any, in the APP, the business results of the Company as well as other appropriate entities within Coty will notably be appreciated, as provided in the APP.

3.5. In addition, the Employee shall be part of the Coty Long Term Incentive Plan - ("ELTIP"). Details of the ELTIP shall be

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3.5.    En outre, le Salarié sera éligible au Plan Annuel d’attributions d’actions (« ELTIP »). Des informations complémentaires concernant l’ELTIP seront communiquées par documents séparés.
Le Salarié comprend que l’ELTIP pourra être révisé, modifié et résilié par Coty, à sa seule discrétion et à tout moment. Le Salarié n’aura acquis aucun droit ou ne devra s’attendre à aucun droit à des avantages qui sont modifiés ou supprimés conformément à l’ELTIP, et le véhicule, le montant ou la valeur des attributions seront pas garantis par Coty ou toute autre entité de Coty, sauf stipulations expresses de l’ELTIP.

ARTICLE 4-      Avantages, Assurances Sociales et Congés Payés

4.1. Le Salarié donne son accord sans réserve pour cotiser à tous les organismes de prévoyance, de retraite et de complémentaire maladie auxquels sera liée la Société.

Le Salarié sera affilié aux caisses de retraite obligatoires.

Le Salarié est informé qu’il existe dans l’entreprise un régime collectif et obligatoire de garanties collectives de remboursement de frais médicaux et de décès - incapacité - invalidité pour lesquels il sera précompté pour la quote-part salariale.

Les notices d’information de l’assureur résumant notamment les garanties et leurs modalités d’application seront remises au Salarié.

Les Parties reconnaissent expressément que la Société se réserve le droit d'affilier le Salarié à d'autres organismes. Il est entendu entre les Parties que tout changement d’affiliation concernant les organismes visés au présent article ne constituera pas une modification du Contrat dans la mesure où les garanties nouvelles seraient identiques ou supérieures.

4.2.    Le Salarié bénéficiera du nombre de jours de congés payés fixés par la loi (25 jours ouvrés par an) appréciable par année de référence allant du 1er juin au 31 mai.

Pour organiser ses congés, le Salarié devra prendre en considération les impératifs liés à l’activité de la Société et coordonnera ses jours de congé avec son supérieur hiérarchique.

En cas d’incapacité de travail résultant de maladie ou d’accident, l’exécution du Contrat sera suspendue dans les conditions déterminées par les stipulations légales et réglementaires applicables. Le Salarié est tenu de prévenir immédiatement la Société et de lui faire parvenir dans les quarante-huit heures (48) un certificat médical pour justifier son absence.

4.3. La Société met à disposition du Salarié un véhicule de fonction correspondant aux fonctions exercées par le Salarié qu’il communicated in separate documents.

The Employee understands that the Coty ELTIP is subject to review, amendment and termination by Coty in its sole discretion at any time. The Employee shall have no vested right or expectancy to benefits which are modified or deleted in accordance with the APP, and the vehicle, amount, calculation or value of his award are not guaranteed by Coty or any entity of Coty, except as provided in the ELTIP.

ARTICLE 4 - Benefits, Social Insurance and paid leave

4.1. The Employee accepts without reservation to contribute to all health and retirement funds to which the Company shall be bound.

The Employee shall be affiliated to the compulsory pension schemes.

The Employee knows that there is within the Company a collective and mandatory scheme for collective coverage in relation to the reimbursement of medical expenses and death - disability - invalidity, for which a deduction shall apply with regard to the employee part.

Information notices of the insurer summarizing in particular the coverage and the application terms shall be provided to the Employee.

The Parties expressly agree that the Company reserves the right to affiliate the Employee to other health and retirement funds. The Parties agree that such change would not constitute a modification of the Agreement inasmuch as the benefits coverage would be identical or superior.

4.2. The Employee shall be entitled to paid vacation as provided by applicable legislation (25 working days per year) calculated by year of reference, from June 1st to May 31.

In planning vacation the Employee will duly consider the business requirements of the Company and will coordinate vacation days with his Business Leader.

Should the Employee be unable to work as a result of sickness or accident, the performance of this Agreement shall be suspended pursuant to the terms provided by applicable laws and regulations. The Employee is required to inform the Company immediately of any absence and must forward to the Company within forty-eight (48) hours a medical certificate to justify his absence.

4.3. The Company shall provide the Employee with a company car corresponding to the Employee’s duties that may be used for professional or personal purposes in accordance with the Company’s Car Policy, which may be amended by the Company from time to time. The use of the vehicle for personal purposes

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pourra utiliser à des fins professionnelles et personnelles. La part correspondant à l’utilisation du véhicule à des fins privées sera considérée comme un avantage en nature et à ce titre, sera assujettie aux cotisations de sécurité sociale.

A cet égard le Salarié confirme être titulaire d’un permis de conduire valide et s’engage à informer sans délai la Société de tout changement y afférent.

En cas d’accident, le Salarié devra en informer dans les 48 heures, d’une part, la Société et, d’autre part, la compagnie d’assurance, en précisant toutes les circonstances de l’accident.

La Société prendra en charge les primes annuelles d’assurance tous risques ainsi que toutes les dépenses relatives à l’entretien et au fonctionnement du véhicule liées à l’utilisation du véhicule à des fins professionnelles. Le Salarié accepte par les présentes d’indemniser et de garantir la Société contre les amendes, frais, responsabilités, dommages ou préjudices résultant de l’utilisation du véhicule à des fins personnelles. Les frais d’essence, de péage etc. encourus par le Salarié pour l’utilisation de la voiture à des fins personnelles seront exclusivement à la charge du Salarié.

Le véhicule mis à la disposition du Salarié reste la propriété de la Société et devra lui être restitué sans délai en cas de rupture du Contrat pour quelque motif que ce soit, à la date du départ physique du Salarié de la Société.

La Société se réserve le droit de modifier ultérieurement les modalités d’utilisation du véhicule de fonction.

4.4 Tout déplacement effectué dans le cadre professionnel sera soumis à la Politique de Déplacements de Coty (Coty Travel Policy). Les frais de déplacement engagés devront être accompagnés de justificatifs et la demande de remboursement devra être sollicitée sans délai. Toute demande de remboursement sera soumise aux règles fiscales en vigueur, aux dispositions de la Politique de Déplacements de Coty, et devra être approuvée au préalable par le supérieur hiérarchique du Salarié.

4.5 La Société apportera une assistance raisonnable au Salarié concernant la procédure de déclaration d’impôts en France ainsi qu’aux localisations géographiques où le Salarié sera amené à exécuter ses fonctions.

4.6 Tout autre avantage qui serait effectivement alloué au Salarié pendant toute la durée du Contrat sans y être expressément stipulé, serait considéré comme discrétionnaire et pourrait être supprimé par la Société sans entraîner une quelconque indemnisation du Salarié sauf dans l’hypothèse ou le Salarié aurait droit à des avantages en vertu d’une législation obligatoire applicable et dans la mesure où ces avantages ne feraient pas doublon avec des avantages déjà prévus en vertu du présent Contrat, qui pourront, dans ce cas, être ajustés en conséquence pour éviter tout paiement en double.

will be considered as a benefit in kind and as such, will be subject to social security contributions.
The Employee confirms that he possesses a valid driving license and will immediately inform the Company of any change in her legal authorization to drive a vehicle.

In the event of an accident, the Employee must inform the Company as well as the insurance company within 48 hours and provide a detailed description of all circumstances surrounding the accident.
The Company shall bear the costs of the annual comprehensive insurance premium as well as any charges relating to the maintenance and operating of the vehicle and arising from the use for professional purposes only. The Employee agrees to indemnify and hold harmless the Company against any fines, costs, responsibilities, damages resulting from the Employee’s use of the vehicle for personal purposes. Any petrol or toll costs etc. incurred by the Employee while using the vehicle for personal purposes are to be exclusively borne by the Employee.

The vehicle is placed at the Employee’s disposal without any transfer of property, and will have to be returned immediately to the Company in the event of termination of the Agreement for whatever reason on the date of the Employee’s departure from the Company.

The Company reserves the right to modify the terms of use of the company car at a later date.

4.4 Any work related travel shall be subject to the Coty Travel Policy. All travel expenses must be properly accounted for and documented and shall be filed for reimbursement without delay. Any request for reimbursement shall be subject to local tax rules, the provisions of the Coty Travel Policy, and must first be approved by the Employee's Business Leader.

4.5 The Company will provide reasonable assistance to the Employee in filing taxes in France and other geographies where the Employee is performing his activities.

4.6 Any other benefit, if actually received by the Employee during the term of employment, but which are not expressly stated in this Agreement, shall be considered discretionary and may be withdrawn by the Company without any compensation for the Employee, except that the Employee is eligible for benefits required by mandatory applicable law provided that any such benefits shall not duplicate benefits already provided under this Agreement, which may be adjusted accordingly in such an instance to avoid any duplicative payment.

ARTICLE 5 - Termination of the Agreement

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ARTICLE 5 -     Résiliation du Contrat

5.1.    Chaque partie pourra résilier le présent Contrat sur notification écrite adressée à l’autre partie sous réserve de la législation applicable en matière de préavis. La Société pourra résilier le présent Contrat sans préavis en cas de violation caractérisée du Salarié à l’une des stipulations du Contrat ou en cas de faute grave ou lourde du Salarié.

En cas de rupture du Contrat par l’une ou l’autre partie, la Société pourra libérer le Salarié de ses fonctions à tout moment, en tout ou partie.

5.2 En cas de résiliation du présent Contrat pour quelque raison que ce soit ou à la demande de la Société ou de Coty, le Salarié devra retourner à la Société ou à toute entité que Coty pourra désigner, sans droit de rétention, tous documents, articles, dessins, plans, disquettes, cassettes, données, manuels, formulaires, notes, tableaux, calculs, rapports ou autres éléments que le Salarié a reçus, dans ou sur lesquels le Salarié a stocké ou enregistré des données ou informations relatives à la Société ou Coty, pendant toute la durée du présent Contrat, ainsi que toutes copies et tous équipements sur lesquels les éléments ci-dessus mentionnés ont été intégrés et tout autre élément qui serait la propriété de la Société ou de Coty qui pourrait être en la possession du Salarié ou sous son contrôle.

5.3     Au cours du préavis, la Société pourra libérer en tout ou partie le Salarié de l’exercice de ses responsabilités et de limiter son accès au lieu de travail et aux équipements de travail. Dans cette hypothèse, les droits et obligations du Salarié en vertu du présent Contrat resteront toutefois en vigueur et il devra donc respecter toutes les stipulations du présent Contrat notamment celles relatives à la confidentialité et à la non concurrence. A la date de rupture du Contrat au plus tard, le Salarié devra démissionner de tous les mandats sociaux, postes de direction au sein de toute société du groupe Coty, ou responsabilités supplémentaires telles que visées ci-dessus sans solliciter une quelconque indemnité à ce titre, et de tous les autres postes qu’il occupait au nom de toute société du groupe Coty.

5.4 A la date de son départ physique, ou à la demande expresse de la Société ou de Coty, le Salarié devra retourner à la Société ou à toute société du groupe Coty selon les instructions de Coty, sans droit de rétention, tous les documents, dessins, plans, disquettes ou clés USB, bandes enregistrées, données, manuels, formulaires, notes, tableaux, calculs, rapports ainsi que tout autre élément, données ou information concernant la Société ou Coty que le Salarié a eu à sa disposition, a conservé ou enregistré au cours de ses fonctions au titre du Contrat, ainsi que tout copie ou tout équipement dans lesquels lesdites données ou informations auraient pu être intégrées ainsi que tout élément qui serait la propriété de la Société ou de toute société du groupe Coty, que le Salarié aurait en sa possession ou sous son contrôle.

Le Salarié ne conservera aucune copie ou partie des documents ni ne devra déposer ces éléments ou les conserver chez un tiers.

5.1. Either party may terminate this Agreement by written notice to the other party in accordance with local laws and applicable notice period. The Company may terminate this Agreement without notice period immediately if the Employee commits a serious breach of any of the provisions of this Agreement or is guilty of any grave misconduct or willful neglect in the discharge of his duties.

If this Agreement is terminated by notice of either party, the Company may release the Employee from his work duties partially or in full.

5.2 Upon terminating his employment for any reason or whenever so directed by the Company or Coty, the Employee will return any documents, papers, drawings, plans, diskettes, tapes, data, manuals, forms, notes, tables, calculations, reports, or other items which Employee has received, or in or on which Employee has stored or recorded Company or Coty data or information, in the course of his employment as well as all copies and any material into which any of the foregoing has been incorporated and any other Company or Coty property which may be in his possession or control, to the Company or to such entity as Coty may direct, without right of retention.

5.3 During the notice period, the Company shall have the right to release the Employee either partly or in full from the performance of his responsibilities during the notice and access to the workplace and to work facilities. In such event, the Employee’s rights and obligations under this Agreement shall nonetheless remain in force and he shall consequently observe all provisions of this Agreement including those relating to confidentiality, non competition obligation, etc. When the Agreement is terminated, the Employee shall be obliged to resign from any and all directorships with any Coty Group company, or additional responsibilities as mentioned above, without claiming compensation therefore, and all other positions which he held on behalf of any Coty Group company.

5.4 When the Employee physically leaves his position with the Company, or whenever so directed by the Company or Coty, the Employee will return to the Company any documents, papers, drawings, plans, diskettes or USB keys, tapes, data, manuals, forms, notes, tables, calculations, reports or other items which Employee has received, or in or on which Employee has stored or recorded Company or Coty data or information, in the course of his employment as well as all copies and any material into which any of the foregoing has been incorporated and any other Company or Coty property which may be in his possession or control, to the Company or to such entity as Coty may direct, without any right of retention.

The Employee shall not keep any copies of the material or any part of the material nor deposit the same or keep the same with any third party. The Employee shall also provide to the Company at the latest when the Employee physically leaves the Company termination of the Agreement a list of all passwords and other

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Le Salarié devra également fournir à la Société, au plus tard à la date de son départ physique, une liste de tous les mots de passe et autres codes utilisés par le Salarié dans le système informatique de la Société.

ARTICLE 6.     Inventions, Propriété Intellectuelle

Pour les besoins du présent Contrat, les « Créations Intellectuelles » désignent de manière non limitative, toute œuvre de l’esprit au sens de l’article L.112-2 du Code de la Propriété Intellectuelle susceptible de faire l’objet de droits d’auteur, ainsi que toute création susceptible de faire l'objet de droits privatifs de propriété intellectuelle et notamment les créations soumises au droit des marques, des dessins et modèles ou du droit des brevets, en application du Code de la Propriété Intellectuelle, réalisées par le Salarié en exécution du Contrat dans le cadre des activités de la Société et des missions qui lui sont confiées.

 6.1.    Droits cédés :

Le Salarié cèdera à la Société l’intégralité des droits patrimoniaux sur les Créations Intellectuelles, au fur et à mesure de leur création par le Salarié.

Cette cession comprendra, de façon non limitative, dans le respect des droits moraux dévolus à l’auteur sur sa création, (i) le droit de reproduction par tous procédés et sur tous supports connus ou inconnus à ce jour, (ii) le droit de représentation et de communication au public par tous moyens, tous médias et tous réseaux de communication connus ou inconnus à ce jour, (iii) le droit d’intégration dans un élément de même nature et/ou genre ou de nature et/ou genre différent, (iv) le droit d’adaptation dans le même genre ou dans un genre différent, (v) le droit de modification, (vi) le droit de traduction, (vii) le droit de localisation, (viii) le droit d’utilisation, (ix) le droit de distribution, de vente et de location et (x) le droit d’exploitation sous toutes formes, par tous procédés, sur tous supports, par tous moyens, tous médias et tous réseaux de communication connus ou inconnus à ce jour, à titre gratuit ou onéreux et quels qu’en soient les destinataires et ce, pour l'ensemble de ces droits, pour toute destination ou exploitation, notamment à titre d’information ou à titre commercial.

A ce titre, le Salarié renonce à revendiquer tous droits éventuels de propriété intellectuelle, et notamment de reproduction, de représentation, d’intégration, d’adaptation, de modification, de traduction, de localisation, d’utilisation, de distribution, de vente et de location et d’exploitation sous toutes formes et sur tous supports.

Cette cession de droits est consentie à titre exclusif, et gratuit, pour le monde entier et pour la durée légale d’existence de ces droits.

La Société pourra céder, à titre gratuit ou onéreux, tout ou partie des droits ci-dessus et notamment consentir à tout tiers tout contrat d’exploitation des Créations Intellectuelles, sous quelque forme, quelque support et quelque moyen que ce soit.

codes used by the employee in the IT-system of the Company.

ARTICLE 6 - Inventions, Industrial Rights

For the purposes of the Agreement, the “Intellectual Creations” mean without limitation, any work of authorship within the meaning of Article L.112-2 of the Intellectual Property Code that may be subject to author copyrights and all creations that may be subject to private rights of intellectual property and notably creations such as subject to the law of trademarks, designs or patent law, under the Code of Intellectual Property, conducted by Employee in the performance of the Agreement in connection with the Company's operations and missions entrusted with the Employee.

 6.1. Assignment of Rights :

The Employee will transfer to the Company the full property rights in Intellectual Creations, as and when they are created by the Employee.

This assignment will include, without limitation, in respect of moral rights conferred to the author on it, (i) the right of reproduction by any means and on any media known or unknown to date, (ii) the right of representation and communication to the public by any means, all media and all communication networks known or unknown to date, (iii) the right of integration in an element of similar nature and / or kind or nature and / or gender different, (iv) the right of adaptation in the same or a different type, (v) the right to change, (vi) the right of translation, (vii) the right of location, (viii) the right of use, (ix) the right of distribution, sale and lease, and (x) the right of exploitation in all forms, all processes on all media, by all means, all media and all communication networks known or unknown to this day, for free or not and regardless of the recipients and that, for all of these rights, for any purpose or use, such as information or as a business.

As such, the Employee waives all rights to claim any intellectual property rights, including reproduction, representation, integration, adaptation, modification, translation, localization, use, distribution, sale renting and operating in all forms and all media.

This transfer of rights is granted on an exclusive basis, and free for the world and for the duration of legal existence of such rights.

The Company may dispose, gratuitously or for consideration, some or all of the above rights, including consent to any third party any contract for the exploitation of Intellectual Creations, in any form, any medium and any manner whatsoever.

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Dans l'hypothèse où des Créations Intellectuelles feraient l'objet de droits de propriété intellectuelle autres que ceux définis à l'article L.111-1 et suivants, notamment droit de marque, dessins et modèles ou droit des brevets (nonobstant les dispositions du Code de la propriété intellectuelle relatives aux inventions faites par le Salarié dans l’exécution du Contrat et de la Convention Collective applicable), il est convenu entre les Parties que la Société procèdera à toute formalité nécessaire afin de faire constater et rendre opposable aux tiers son droit sur les Créations Intellectuelles en question.

En tant que titulaire des droits définis ci-dessus, la Société pourra donc exploiter, de la manière la plus large et pour les finalités les plus diverses les éléments élaborés à l’occasion ou résultant de l’exécution des prestations par la Société au titre du présent Contrat. La Société pourra également et en son nom déposer tout brevet, toute marque, tout dessin et modèle et plus généralement prendre toute mesure propre à rendre opposable aux tiers les droits dont elle est investie et, ce, pour tous pays.

Dans l'hypothèse où le Salarié divulguerait, dans les 18 mois à compter de la rupture du Contrat, une Création Intellectuelle réalisée dans la continuation de son Contrat ou d'une mission attribuée par la Société et/ou grâce aux Informations Confidentielles telles que définies au présent Contrat ou au savoir-faire de la Société, la Société sera en droit de revendiquer la propriété de la Création Intellectuelle concernée conformément aux présentes.

 6.2.    Garanties

Le Salarié garantit la Société et/ou toute société du groupe Coty contre tout trouble, revendication, éviction, ou réclamation quelconques, notamment contre toute action en contrefaçon ou en concurrence déloyale éventuellement exercée par des tiers à l’encontre de la Société ou de toute société du groupe Coty, et portant sur les Créations Intellectuelles.

Le Salarié garantit notamment que les Créations Intellectuelles n’ont pas été et ne seront pas copiées sur aucune autre œuvre, invention, dessin, modèle, logiciel, etc., à moins qu’il puisse justifier d’une autorisation en ce sens.

Le Salarié garantit également qu’il n’a attribué et n’attribuera à aucun tiers des droits sur les Créations Intellectuelles. A cet égard, le Salarié garantit à la Société qu’il n’a conclu et ne conclura aucun accord ou convention de quelque sorte que ce soit qui pourrait entraver ou s’opposer à l’application du présent article.

Le Salarié reconnait et accepte que l'ensemble des réalisations et développements, créés par lui en application ou pendant la durée du Contrat, qui ne relèveraient pas, à ce jour, d'un droit de propriété intellectuelle reconnu aux termes des dispositions du Code de la Propriété Intellectuelle, tels que notamment mais pas exclusivement formules, études, savoir faire, méthodes sont et restent la propriété pleine, entière et exclusive de la Société.

Le Salarié garantit qu’il n’a procédé et ne procédera à aucun

In the event of intellectual creations would be subject to intellectual property rights other than those defined in Article L.111-1 et seq, including trademark rights, design rights or patents (notwithstanding the provisions of the Code of Intellectual Property relating to inventions made by the Employee in performance of the Agreement and Collective Bargaining Agreement), it is agreed between the Parties that the Company will carry out all formalities necessary to ascertain and make binding towards third parties his right to the Intellectual Creations in question.

As the holder of the rights set out above, the Company will then operate, in the broader way and for the most diverse purposes, the elements developed during or resulting from the execution of services by the Company under this Agreement. The Company may also in its name and file any patent, trademark, and any design model and more generally take any measure to make it effective against third parties the rights vested in it and, for all countries.

In the event that the Employee would disclose, within 18 months from the termination of the Agreement, an Intellectual Creation made in the continuation of the Agreement or mission assigned by the Company and / or using Confidential Information as defined under this Agreement or know-how of the Company, the Company will be entitled to claim ownership of the Intellectual Creation in question.

6.2 Warranties

The Employee warrants the Company and/or any company of the Coty group against any disorder, claims, eviction, or claim, notably any action against any infringement or unfair competition eventually started by third parties against the Company or any affiliate concerning the Intellectual Creations.

The Employee warrants that such Intellectual Creations have not been and will not be copied to any other work, invention, design, model, software, etc. unless he can prove authorization to do so.

The Employee also guarantees that he has not and will not assign to any third party rights the Intellectual Creations. In this respect, the Employee warrants the Company that he has not entered and will not enter into any agreement of any kind which may obstruct or oppose the application of this section.

The Employee acknowledges and agrees that all achievements and developments, created by him under or for the duration of the Agreement, that would not, to date, be protected by any intellectual property right recognized under the provisions of the Code of Intellectual Property, including but not limited to particular formulations, studies, expertise, methods are and remain the full and exclusive property of the Company.

The Employee warrants that he has not carried and will not carry

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 dépôt de propriété industrielle quel qu’il soit sur les Créations Intellectuelles, leurs évolutions, modifications ou améliorations.

ARTICLE 7-     Code de conduite, Confidentialité

Le Salarié respectera le Code de conduite de Coty, dont une copie a été remise au Salarié.

Le Salarié ne divulguera pas à des tiers, directement ou indirectement, pendant toute la durée du Contrat ou après sa résiliation, ou n’utilisera pas à son propre bénéfice ou au bénéfice de tiers, et accepte de conserver comme strictement confidentielles toutes les informations relatives à la Société ou toute autre entité du groupe Coty, sauf si cette utilisation ou cette communication a été préalablement approuvée par écrit par la Société ou par Coty. Cette obligation de confidentialité s’applique en plus de toute la législation applicable en matière de protection des secrets commerciaux et inclut, notamment, tous articles et documents internes, secrets d’affaires ou savoir faire, informations exclusives, plans d’actions ou plans marketing, calculs de coûts, données financières ou autres, plans relatifs aux bénéfices, inventions, découvertes, procédés, dessins, notes, informations relatives aux clients ou aux fournisseurs et toutes autres informations internes que le Salarié a reçues, utilisées, ou observées, auxquelles il a été exposé ou auxquelles il a eu accès pendant toute la durée de son emploi au sein d’une entité du groupe Coty.

Si le Salarié enfreint le présent article 7, toute société du groupe Coty ainsi lésée pourra demander des dommages et intérêts pour tout préjudice subi et notamment pour perte de bénéfices, préjudice qui serait né du manquement du Salarié à la législation applicable, en plus de tous les autres préjudices et moyens de recours disponibles. Toute société du groupe Coty lésée par un tel comportement pourra initier une procédure en son nom.

ARTICLE 8 - Clause de non-concurrence - non sollicitation

Les Parties reconnaissent que la présente clause est nécessaire à la protection des intérêts légitimes de la Société en raison du fait que la Société opère dans un domaine extrêmement concurrentiel où d’autres acteurs économiques majeurs sont également présents et alors que le Salarié, compte tenu de son niveau de responsabilités, a accès à l’ensemble des données commerciales, marketing et financières de la Société.

En cas de rupture du Contrat, et quelle qu'en soit la cause, le Salarié s'interdit :

   • d'entrer au service à quelque titre que ce soit, onéreux ou non, d'une entreprise concurrente et en particulier de toutes celles dont l'activité principale consiste à fabriquer, concevoir et commercialiser des parfums, des produits cosmétiques et de maquillage, des produits de soin de la peau et leurs dérivés.

• de s'intéresser directement ou indirectement sous

 out any deposit of industrial property of any kind on the Intellectual Creations, their changes, modifications or improvements.

ARTICLE 7- Code of Business Conduct, Confidentiality

The Employee will comply with the Coty Code of Business Conduct, a copy of which has been provided to the Employee

The Employee shall not disclose, directly or indirectly, during the Agreement or at any time following its termination, to others or use for Employee's own benefit or for the benefit of others and agrees to keep strictly confidential all information concerning the Company or any other entity within Coty unless such use or disclosure has been approved in advance and in writing by the Company or Coty. This duty of confidentiality applies in addition to all applicable laws regarding the protection of trade secrets and includes, but is not limited to, any internal papers and documents, business secrets or know-how, proprietary information, business or marketing plans, cost calculations, financial or other data, profit plans, inventions, discoveries, processes, drawings, notes, customer or supplier information and any other internal information which the Employee has received, used, observed, been exposed to or had access to in the course of his employment with an entity of Coty.

If the Employee contravenes section 7, any relevant Coty Group company injured by the breach shall be entitled to compensation for damages including loss of profits damages arising from such breach from the Employee in accordance with the applicable law, in addition to any other damages and remedies available at law. Any company of the Coty Group injured by such conduct may bring an action to enforce such remedies on its own behalf.

ARTICLE 8 -Competition Restrictions - non solicitation

The Parties acknowledge that this covenant is necessary in order to safeguard the Company’s interests, due to the fact that Company conducts business activities in an extremely competitive sector in which other major economic actors are also present, and that in consideration of his level of responsibility, the Employee has access to the Company’s entire commercial, marketing and financial data.

The Employee agrees, in the event of termination of the Agreement on any grounds, to abstain from :

    • entering the service of a competing undertaking, with or without compensation and in particular any firm whose principal business consists in manufacturing, designing and selling any fragrances, cosmetic and make up products, skin care products and any related products.

  • taking an interest, directly or indirectly, in any manner

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quelque forme que ce soit à une entreprise de cet ordre.

Cette interdiction de concurrence est limitée à une période de vingt-quatre mois commençant au jour du départ physique du Salarié et couvre l’ensemble des pays et territoires dans lesquels le salarié a exercé une activité professionnelle au cours des vingt-quatre mois précédents la fin du contrat de travail, soit l’ensemble des pays et territoires dans lesquels Coty Prestige commercialise ses produits par le biais d’une filiale ou d’un distributeur.

En contrepartie de cette obligation de non-concurrence, le Salarié percevra une indemnité mensuelle d’un montant brut de deux tiers (2/3) du Salaire Moyen Brut. Pour les besoins du présent article, le Salaire Moyen Brut s’entend comme étant la moyenne sur les 12 derniers mois précédant la notification de la rupture du Contrat des sommes brutes versées au Salarié à titre de salaire de base et primes sur objectifs à l’exclusion de toute prime exceptionnelle ou autre prime discrétionnaire ou non. Cette compensation financière, comprenant une indemnité de non-concurrence et les congés payés afférents à cette indemnité, sera soumise aux mêmes charges et contributions sociales qu'un salaire.

Cette indemnité sera versée mensuellement au Salarié à compter de son départ physique de la Société et dans la limite de la durée de l’obligation de non-concurrence.

Cependant, la Société pourra décider unilatéralement de libérer le Salarié de l’interdiction de concurrence pendant la durée du Contrat par lettre recommandée avec accusé de réception. La Société pourra également libérer le Salarié de l’interdiction de concurrence par une lettre recommandée avec accusé de réception envoyée au moment de la notification de la rupture du Contrat en cas de dispense de préavis, ou à la date de cessation de ce dernier si le préavis est exécuté. En cas de rupture du Contrat à l’initiative du Salarié, la Société pourra relever le Salarié de son obligation de non-concurrence conformément aux dispositions de la Convention Collective. En cas de dispense, la Société ne sera pas tenue à une quelconque obligation de paiement de l'indemnité de non-concurrence.

Le Salarié s’engage, dans l’hypothèse où il exercerait une nouvelle activité pendant l’application de l’obligation de non-concurrence, à en informer immédiatement la Société par lettre recommandée avec A.R., en mentionnant son nouveau poste, le nom de son nouvel employeur et son domaine d’activité.

Le Salarié s'interdit également, directement ou indirectement, pour son compte ou pour le compte d’un tiers :

• d’encourager, débaucher, tenter de débaucher, solliciter ou tenter de solliciter, ou prendre toute autre action ayant pour but de démarcher ou d’encourager toute personne qui a été salariée de la Société à la date de cessation du Contrat de travail, à quitter son emploi ou débaucher d’autres salariés ;

 whatsoever in any such undertaking.

This non-competition covenant shall be limited to a duration of twenty four months running from the date the Employee physically leaves the Company and covers all countries and geographies where the Employee has performed any professional activity over the last 24 months of his employment, i.e., all geographies where Coty Prestige sells its products via a subsidiary or a distributor.

In consideration of such non-compete obligation, the Employee will receive a monthly compensation of two thirds (2/3) of his Monthly Gross Salary. For the purposes of this section, the Monthly Gross Salary will mean the average gross salary paid over the 12 months prior to the notification of termination of the Agreement, including base salary and any target bonuses served to the Employee, but excluding exceptional bonus or any other premium, whether discretionary or not. This indemnification, that covers a non-compete indemnity as well as the indemnification of the related accrued holidays, shall be subject to the same social charges and contributions as salary.

Such indemnity will be monthly paid to the Employee as from the date the Employee physically leaves the Company until the end of the non-competition obligation time period.

However, the Company may unilaterally release the Employee from the non-competition obligation at any time during the Agreement by sending a registered mail with return receipt requested. The Company may also release the Employee from the non-competition obligation by registered mail with return receipt requested at the time of the notification of the termination of the Agreement in case the Employee would be exempted from performing his notice period, or on the date of termination of the Agreement in case the notice would be performed by the Employee. In case the Employee would terminate the Agreement, the Company may release the Employee from his non-competition obligation in accordance with the provisions of the Collective Bargaining Agreement. In case of a release, the Company will be exempted from any obligation of payment of the non-compete indemnification.

The Employee acknowledges and expressly agrees, in case he would find a new position during the application of the non-competition covenant to immediately inform the Company by registered letter upon receipt, disclosing his new position, name of his new employer and scope of activity.

The Employee also undertakes, directly or indirectly, on his own behalf or on behalf of a third party:

• not to encourage, poach or try to poach, solicit or try to solicit, or take any measure aiming at canvassing or encouraging any person who was an employee of the Company as at the date of the termination of the Contract to leave his/her position or to poach other employees;

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• d’encourager, démarcher ou tenter de débaucher, recruter, solliciter ou tenter de solliciter ou prendre toute autre action qui aurait pour but de démarcher ou d’encourager toute personne qui a été salarié de la Société à la date de cessation du Contrat de Travail, en vue de lui faire effectuer des tâches qui seraient concurrentes avec celles effectuées par ledit Salarié

Ces interdictions s’appliqueront pendant une durée de vingt-quatre (24) mois à compter de la date de départ physique du Salarié de la Société.
La violation de la présente clause rendrait automatiquement redevable le Salarié du paiement d'une indemnité qui est d'ores et déjà forfaitairement fixée à une somme équivalente à 18 mois de salaire brut calculés sur la base du Salaire Moyen brut perçu l'année ayant précédé la rupture du Contrat.

Cette indemnité est due à la Société par le Salarié pour chaque infraction commise.

Cette indemnité est due par le Salarié sans préjudice de tous autres dommages et intérêts que la Société se réserve le droit de demander en justice en vue de la réparation intégrale du préjudice tant moral que pécuniaire qu'elle aurait effectivement subi du fait de l'activité du Salarié, et de faire ordonner, au besoin sous astreinte, la cessation de l'activité concurrentielle.

Le Salarié reconnaît que son engagement est nécessaire afin de préserver les intérêts de la Société et/ou toute société du groupe Coty et que la présente clause ne l'empêchera nullement de retrouver un emploi.

Pour les besoins du Contrat, les termes « société du groupe Coty» désigneront toute société en France ou à l’étranger qui, directement ou indirectement, contrôle ou est contrôlée par la Société, ou est sous le même contrôle que la Société (au sens donné à ce terme à l’article L.233-3 du Code de commerce).

Dans l'hypothèse où cette clause serait considérée comme trop étendue par une juridiction compétente, les parties conviennent qu'il sera alors fait application de la clause dans son étendue la plus large telle qu'autorisée par la loi.

ARTICLE 9 -     Stipulations générales

9.1.    Le Contrat concerne exclusivement les fonctions du Salarié au sein de la Société. Aucune stipulation du Contrat ne pourra être interprétée comme constituant un contrat de travail avec Coty ou toute autre société du groupe Coty, autre que la Société.

9.2 Le Contrat ainsi que la « Terms Sheet » datée du 22 septembre et dont une copie est jointe en annexe représentent l’intégralité du Contrat et annule et remplace de plein droit tous accords antérieurs écrits ou verbaux conclus ou échangés entre les parties. Toute modification à un élément essentiel sera effectuée par écrit et signé par le Salarié et la Société. Toutes garanties ou tous accords verbaux ne lient pas les Parties à moins qu’ils ne soient formalisés par écrit et signés des deux

• not to encourage, canvass or try to poach, recruit, solicit or try to solicit, or take any measure aiming at canvassing or encouraging any person who was an employee of the Company as at the date of the termination of the Contract, in order to make him/her perform tasks that would be in competition with those performed by the Employee.

These restrictions shall apply for a period of twenty four (24) months from the date of the physical departure of the Employee from the Company.
Breach of this covenant shall make the Employee liable for payment of liquidated damages of 18 months of gross salary, computed on the basis of the Monthly Gross Salary collected during the year prior to termination of the Agreement.

Such damages shall be payable to the Company in respect of each breach committed.

Such damages shall be without prejudice to any damages which the Company reserves the right to claim at law for full repair of any intangible and pecuniary losses actually suffered as a result of the Employee's activity, and to apply for an injunction, if necessary subject to fines, for discontinuation of the competing activity.

The Employee acknowledges that his agreement is necessary in order to safeguard the Company's interests and/or any company of the Coty Group, and that the present article shall not prevent him from finding another position.

For the purposes of the Agreement, “ any company of the Coty group” shall mean any company in France or abroad, which directly or indirectly, controls or is controlled by the Company, or is under the same control as the Company (according to the meaning set forth by article L. 233-3 of the French Commercial Code).

Should the provisions of this article be considered too broad by a competent jurisdiction, the parties agree that this clause shall be applied to its maximum extent as authorized by the current legislation.

ARTICLE 9 - General

9.1. This Agreement relates only to the Employee's employment with the Company. Nothing within this Agreement shall be construed as constituting an employment agreement with Coty or any company of the Coty group, other than the Company.

9.2 This Agreement along with the Terms Sheet dated September 22, 2015, a copy of which is annexed to this Agreement constitute the full agreement; any verbal or prior agreements shall be replaced by this Agreement. Any amendments to a substantial provision of this Agreement must be made in writing only and signed by the Employee and the Company. Any verbal assurances or agreements are not binding unless reduced to written form and signed by both parties.

[initials]	[initials]

Parties.

9.3.     Les stipulations du présent Contrat seront régies par le droit français.

Les tribunaux de Paris seront compétents pour trancher tous litiges résultant de ou en relation avec le présent Contrat, à l’exclusion de toute demande ou action à l’encontre de Coty, pour lesquelles les tribunaux d’Etat et fédéraux de New York (Etats-Unis) seront exclusivement compétents, ce que les parties acceptent expressément. Sauf si la législation locale l’interdit, les Parties acceptent que tout versement de dommages et intérêts soit limité aux dommages effectivement subis et n’inclut pas tous dommages spéciaux, punitifs, indirects et similaires, sauf stipulation contraire de ce Contrat.

9.4. Le Salarié reconnaît et accepte que la Société et Coty ne disposent pas de recours adéquat en cas de manquement ou de menace de manquement à l’une des stipulations du présent Contrat, et, à cet égard, le Salarié reconnaît qu’en cas d’un tel manquement ou d’une telle menace de manquement, la Société et Coty subiront un préjudice irréparable qui ne pourra être indemnisé par une compensation financière. Le Salarié accepte que, en plus de recours, la Société et Coty pourront obtenir une réparation en equity sous la forme d’une exécution forcée, d’une ordonnance temporaire imposant certaines restrictions, d’une injonction définitive ou temporaire ou de tout autre recours en equity alors disponible.

Aucune stipulation du présent Contrat ne sera interprétée comme interdisant à la Société ou à Coty de chercher tout autre recours en droit ou en equity à sa disposition ou tout autre droit en vertu de tout autre contrat. Le Salarié renonce expressément à toute demande ou défense relative au fait applicable dont disposerait la Société sauf si cette renonciation est interdite en vertu de la législation applicable. Le Salarié renonce également expressément à toute obligation pour la Société ou Coty de donner un engagement ou une garantie avant toute demande de réparation en equity.

9.5.     Tous griefs relatifs au présent Contrat doivent être rapportés au supérieur hiérarchique du Salarié.

Les intitulés utilisés dans le présent Contrat servent à en faciliter la lecture et ne constituent pas une définition ou une interprétation des stipulations correspondantes.

Si une ou plusieurs stipulations du présent Contrat sont ou deviennent invalides ou inapplicables, en tout ou partie, ou si le présent Contrat ne couvre pas une question que les parties auraient souhaité couvrir si elles y avaient pensé au moment de la rédaction du Contrat, cette invalidité ou inapplicabilité ou disposition manquante n’affectera pas la validité des autres dispositions du Contrat. Cette stipulation invalide, inapplicable ou manquante sera remplacée par une stipulation valide reflétant au mieux l’intention des parties au présent Contrat conformément aux stipulations valides du Contrat, à la législation applicable et aux politiques et codes de la Société et de Coty tels que mentionnés dans le Contrat.

9.3. The provisions of this Agreement shall be subject to the laws of France.

The Labor Courts of Paris, France, shall have jurisdiction over all disputes arising out of or in reference to this Agreement, provided however that as to any claims or causes of action against Coty, the appropriate State and Federal courts located in New York, New York, shall have exclusive jurisdiction and venue and the parties hereby consent to such exclusive jurisdiction and venue. Unless otherwise prohibited by local laws, the Parties agree that any damages shall be limited to actual damages and shall not include any special, punitive, consequential or similar damages unless otherwise agreed in this Agreement.

9.4. The Employee acknowledges and agrees that the Company and Coty have no adequate remedy at law for a breach or threatened breach of any of the provisions of this Agreement, and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, the Company and Coty will suffer irreparable harm that cannot be adequately compensated by money damages. Employee agrees that, in addition to any remedies at law, the Company and Coty, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

Nothing in this Agreement shall be construed as prohibiting the Company or Coty from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement. Employee expressly waives the claim or defense that the Company has an adequate remedy at law, unless such waiver is prohibited by law. Employee also expressly waives any requirement that the Company or Coty post bond or security prior to seeking equitable relief.

9.5. Any grievance relating to employment should be referred to the Employee’s Business Leader.

Headings used in this Agreement are meant to facilitate reading this Agreement and do not serve as definitions or interpretation of the respective provisions.

If one or more of the provisions of this Agreement is or becomes wholly or partly invalid or unenforceable, or if this Agreement fails to cover an issue which the parties would have covered had they thought of it at the time of the Agreement, such invalidity, unenforceability or missing provision shall not affect the validity of the remaining provisions of this Agreement. Such invalid, unenforceable or missing provision shall be replaced by a valid provision which best reflects the intentions of the parties to this Agreement in accordance with the valid provisions of this Agreement, applicable laws and the Company and Coty Policies referred to in this Agreement.

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Aucune disposition du Contrat ne sera considérée comme ayant fait l’objet d’une renonciation et aucun manquement ne sera considéré comme ayant été acquiescé sauf si cette renonciation ou cet accord est donné par écrit et signé par la Partie affirmant avoir renoncé ou acquiescé.

ARTICLE 10 - Langue du Contrat

Ce Contrat a été rédigé en deux langues. En cas de difficulté d’interprétation, seule la version française sera applicable et cette version prévaudra en tout état de cause.

Toutes les références au genre masculin sont pour des raisons de commodité uniquement.

ARTICLE 11- Information, Protection des données personnelles

Le Salarié s’engage à communiquer à la Société toutes ses données personnelles requises par la Société et nécessaires pour exécuter le Contrat.

Le Salarié accepte que ces données personnelles soient collectées et traitées par la Société pour la bonne administration du personnel, ce qui inclut la paie, le contrôle des accès aux locaux, du temps de travail et le traitement des dossiers des salariés. Le Salarié est informé que toutes les données de ce type contenues dans ce Contrat (et toute mise à jour de celui-ci), devront être notifiées à la Société puisque nécessaires à l’exécution du Contrat et du traitement des données personnelles du Salarié.

Le Salarié est informé qu’il a un droit d’accès et de rectification de ses données, conformément à la loi du 6 janvier 1978, en contactant la direction des ressources humaines. Le droit d’accès permet au Salarié de demander les copies de toutes les données personnelles dont il est l’objet, de demander des informations concernant le traitement de ses données personnelles et les tierces parties à qui elles peuvent être communiquées. Par ailleurs, le Salarié peut s’opposer pour des raisons légitimes au traitement des données personnelles qui lui sont relatives en contactant le département des ressources humaines de la Société.

Fait à Paris, le _2 November 2015_
En trois originaux

No provision of this Agreement shall be deemed waived and no breach shall be excused unless such waiver or consent is in writing and signed by the party claimed to have waived or consented.

ARTICLE 10 - Language

This Agreement has been drawn in two languages. In the event that difficulties in interpretation arise, the French version will be applicable and prevail in all respects.

Any references to the masculine gender herein are for convenience only.

ARTICLE 11- Information, Data Protection

The Employee agrees to disclose to the Company all his personal data which are requested by the Company and are necessary for the performance of the Agreement.

The Employee accepts that the said data be collected and processed by the Company for managing employees, including payroll management and control of access to the premises, working hours, catering, and keeping and maintaining employees records etc. The Employee is informed that all the data of the type contained in this Agreement (as well as updates thereof) must be notified to the Company because they are necessary for the performance of this Agreement and management of the Employee’s personal data.

The Employee is informed that he will have the right of access to and rectification of this data, pursuant to the law n° 78-17 of 6 January 1978, by contacting the Human Resources Department of the Company. The right of access entitles the Employee to request copies of all personal data of which the Employee is a data subject, information regarding the processing of personal data and the third parties to whom data may be disclosed. In addition, the Employee may oppose for legitimate reasons to the processing of personal data related to him by contacting the Human Resources Department of the Company.

Paris, France, on November 2, 2015__
In three original copies

[initials]	[initials]

/s/Sebastien Froidefond	/s/ Bart Becht
Sebastien Froidefond	Bart Becht
Senior Vice President, Human Resources	Chief Executive Officer
President, Coty SAS	Coty Inc.

*handwritten
/s/ Edgar Huber
Edgar Huber
The Employee (*)

(*) Signature précédée des mentions manuscrites suivantes: "Lu et Approuvé, Bon pour Accord".